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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BADGER METER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BADGER METER, INC.
4545 West Brown Deer Road
Milwaukee, Wisconsin 53223
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 28, 2006
      The Annual Meeting of the Shareholders of Badger Meter, Inc. (the “Company”) will be held at Badger Meter, Inc., 4545 West Brown Deer Road, Milwaukee, Wisconsin 53223, on Friday, April 28, 2006, at 8:30 a.m., local time, for the following purposes:

1. To elect three directors to three-year terms;

2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
      Holders of record of Common Stock of the Company at the close of business on February 28, 2006, will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Shareholders will be entitled to one vote per share.
      Please vote the enclosed proxy form, sign and return it in the envelope provided. You retain the right to revoke the proxy at any time before it is actually voted.

By Order of the Board of Directors
William R. A. Bergum, Secretary
March 21, 2006

NOMINATION AND ELECTION OF DIRECTORS
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS TERMS EXPIRING AT THE 2009 ANNUAL MEETING
MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE TERMS EXPIRING AT THE 2007 ANNUAL MEETING
MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE FOR TERMS EXPIRING AT THE 2008 ANNUAL MEETING
STOCK OWNERSHIP OF BENEFICIAL OWNERS HOLDING MORE THAN FIVE PERCENT Amount and Nature of Beneficial Ownership of Common Stock
STOCK OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
CORPORATE GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
PRINCIPAL ACCOUNTING FIRM FEES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

BADGER METER, INC.
4545 West Brown Deer Road
Milwaukee, Wisconsin 53223
PROXY STATEMENT
To the Shareholders of
BADGER METER, INC.
      We are furnishing you with this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Badger Meter, Inc. (the “Company”) to be used at the Annual Meeting of Shareholders of the Company (the “Meeting”), which will be held at 8:30 a.m., local time, Friday, April 28, 2006, at Badger Meter, Inc., 4545 West Brown Deer Road, Milwaukee, Wisconsin 53223, and at any adjournments or postponements thereof.
      If you execute a proxy, you retain the right to revoke it at any time before it is voted by giving written notice to the Company or in open meeting, or by submitting a valid proxy bearing a later date. Unless you revoke your proxy, your shares will be voted at the Meeting.
      Since you were a shareholder of record as of the close of business on February 28, 2006, you are entitled to notice of, and to vote at, the Meeting. As of this record date, the Company had 6,921,150 shares of Common Stock (the “Common Stock”) outstanding and entitled to vote. You are entitled to one vote for each of your shares.
      We commenced mailing this Proxy Statement on or about March 21, 2006.
NOMINATION AND ELECTION OF DIRECTORS
      You and other holders of the Common Stock are entitled to elect three directors at the Meeting. Directors will be elected by a plurality of votes cast at the Meeting (assuming a quorum is present). If you do not vote your shares at the Meeting, whether due to abstentions, broker nonvotes or otherwise, they will have no impact on the election of directors.
      If you submit a proxy to the Company, it will be voted as you direct. If, however, you submit a proxy without specifying voting directions, it will be voted in favor of the election of each of the three nominees for director identified below. Once elected, a director serves for a three-year term or until his successor has been duly appointed, or until his prior death, resignation or removal. If your shares are held in “street name” by your broker, your broker may vote your shares in its discretion on the election of directors if you do not furnish instructions.
      After the Meeting, the Board of Directors will consist of eight members divided into three classes, with one class elected each year to serve for a term of three years.
      The nominees of the Board of Directors for director, together with certain additional information concerning each such nominee, are identified below. All of the nominees are presently directors of the Company. If any nominee is unable or unwilling to serve, the named proxies have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
TERMS EXPIRING AT THE 2009 ANNUAL MEETING

		Business Experience During	Director
Name	Age	Last Five Years	Since

Ulice Payne, Jr.	50	Addison-Clifton LLC (an export consulting firm): President. Formerly, Milwaukee Brewers Baseball Club: President and Chief Executive Officer. Formerly, Foley & Lardner LLP (a law firm): Managing Partner, Milwaukee Office.	2000
Andrew J. Policano	56	Paul Merage School of Business, University of California — Irvine: Dean. Formerly, University of Wisconsin: Professor and Dean of the School of Business.	1997
Steven J. Smith	56	Journal Communications, Inc. (a diversified media and communications company): Chairman and Chief Executive Officer. Formerly, Journal Communications, Inc.: President.	2000
      The directors who are not up for election this year, together with certain additional information about each, are identified below:
MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING AT THE 2007 ANNUAL MEETING

		Business Experience During	Director
Name	Age	Last Five Years	Since

Kenneth P. Manning	64	Sensient Technologies Corporation (an international supplier of flavors, colors and inks): Chairman, President and Chief Executive Officer.	1996
John J. Stollenwerk	66	Allen-Edmonds Shoe Corporation (a manufacturer and marketer of shoes): Owner and President.	1996

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
FOR TERMS EXPIRING AT THE 2008 ANNUAL MEETING

		Business Experience During	Director
Name	Age	Last Five Years	Since

Ronald H. Dix	61	Badger Meter, Inc.: Senior Vice President — Administration. Formerly, Senior Vice President — Administration and Secretary; Senior Vice President — Administration/ Human Resources and Secretary; and Vice President — Administration/Human Resources.	2005
Thomas J. Fischer	58	Fischer Financial Consulting LLC (an accounting and financial consulting firm): President. Formerly, Arthur Andersen LLP — Milwaukee Office: Retired Managing Partner.	2003
Richard A. Meeusen	51	Badger Meter, Inc.: Chairman, President and Chief Executive Officer. Formerly, Badger Meter, Inc.: President and Chief Executive Officer; President; and Executive Vice President — Administration.	2001
      Certain directors of the Company also serve as directors of the following companies, some of which are publicly-held. Mr. Dix is a director of Physicians Insurance Corporation of Wisconsin, Inc. Mr. Fischer is a director of Actuant Corporation, Regal-Beloit Corporation and Wisconsin Energy Corporation. Mr. Manning is a director of Sensient Technologies Corporation and Sealed Air Corporation. Mr. Payne is a director of The Northwestern Mutual Life Insurance Company, Wisconsin Energy Corporation and Midwest Air Group, Inc. Mr. Policano is a director of Physicians Insurance Corporation of Wisconsin, Inc. Mr. Smith is a director of Journal Communications, Inc. Mr. Stollenwerk is a director of Allen-Edmonds Shoe Corporation, The Northwestern Mutual Life Insurance Company, U.S. Bancorp, Koss Corporation and Wire Maid, Inc.
Director Compensation
      Richard A. Meeusen and Ronald H. Dix are employees of the Company and do not receive compensation for their service as directors.
      All non-employee directors receive the following compensation: Directors are compensated at a rate of $1,500 for each Board of Directors meeting attended and are reimbursed for out-of-pocket travel, lodging and meal expenses. Directors are compensated at the rate of $1,000 for each committee meeting they attend. In addition, during 2005, directors were paid a retainer of $750 per month and committee chairmen (other than the chairman of the Audit and Compliance Committee) and the lead director received an annual fee of $2,000. Mr. Fischer, as chairman of the Audit and Compliance Committee, received an annual fee of $4,000. Directors may elect to defer their compensation, in whole or in part, in a stock and/or cash subaccount of the Badger Meter Deferred Compensation Plan for Directors. If a director elects to defer compensation in a stock subaccount, the subaccount is credited with a number of units equivalent to the dollar amount of such fees on the date they would otherwise be payable. Amounts credited to the stock subaccount are credited with dividends by multiplying the number of units in the participant’s stock subaccount on each dividend record date, by the amount of each dividend, to determine the dividend amount. The dividend amount is then divided by the closing stock price on the last day of the previous quarter to determine the number of stock units to be added to the stock subaccount. Upon distribution of any portion or all of a participant’s stock subaccount, the value of the account will be computed by multiplying the number of units in the account on the date of distribution by the closing price of the Common Stock on the last day of the month prior to the distribution.
      Previously, the non-employee directors participated in the Company’s Long-Term Incentive Plan (“LTIP”) as certain members of the Company’s management group. The LTIP provided annual cash bonuses to the directors with respect to a four-year performance period which ended in 2005. The awards were based upon annual attainment of earnings objectives for each year. The maximum amount that a director earned under the LTIP ranged from $15,188 to $22,022 per year, depending on the date of award. Beginning in 2006, the directors no longer participate in the LTIP.
      Non-employee directors receive a one-time grant of options to purchase up to 16,000 shares of Common Stock and an annual award of 600 shares of Common Stock under the shareholder-approved 2002 Director Stock Grant Plan. No stock options were granted to directors in 2005.
Committees, Meetings and Attendance
      The Board of Directors of the Company has three standing committees: Audit and Compliance Committee, Corporate Governance Committee and Employee Benefit Plans Committee. The Board of Directors has adopted written charters for each committee, which are available on the Company’s website at www.badgermeter.com under the selection “Company” — “Corporate Governance” — “Committees of the Board.” A copy of the Audit and Compliance Committee Charter was published in the April 23, 2004 Proxy Statement and has not been changed since.
      The Board of Directors has affirmatively determined that all of the Company’s directors (other than Mr. Meeusen and Mr. Dix) are “independent” as defined in the listing standards of the American Stock Exchange.
      The current Board Committee assignments are:

Board Committee

	Audit and		Corporate		Employee
Director	Compliance		Governance		Benefit Plans

Richard A. Meeusen
Richard H. Dix
Thomas J. Fischer	X	*			X
Kenneth P. Manning	X		X	*
Ulice Payne, Jr.	X		X
Andrew J. Policano			X		X
Steven J. Smith	X				X	*
John J. Stollenwerk			X		X

*	Chairman of the Committee
      The Audit and Compliance Committee met five times in 2005. The Audit and Compliance Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and reports the results of their activities to the Board. The activities of the Audit and Compliance Committee include employing an independent registered public accounting firm for the Company, discussing with the independent registered public accounting firm and internal auditors the scope and results of audits, monitoring the Company’s internal controls and preapproving and reviewing audit fees and other services performed by the Company’s independent registered public accounting firm. The Committee also monitors the Company’s compliance with the Company’s policies governing activities which include but are not limited to the Company’s code of conduct and its environmental, safety, diversity, product regulation and quality processes. The Board of Directors has determined that each member of the Committee qualifies as an “audit committee financial expert” as defined by Securities and Exchange Commission rules.
      The Corporate Governance Committee met twice in 2005 and once in January 2006. The Corporate Governance Committee reviews and establishes all forms of compensation for the officers and directors of the Company and administers the Company’s compensation plans, including the various stock plans. The Committee also reviews the various management development and succession programs and adopts and maintains the Company’s Principles of Corporate Governance. In addition, the Committee selects nominees for the Board of Directors.

      The Employee Benefit Plans Committee met three times in 2005. The Employee Benefit Plans Committee oversees the administration of the Company’s pension plan, employee savings and stock ownership plan, health plans and other benefit plans.
      The Finance Committee was dissolved in 2005. The Board of Directors assumed responsibility for the Committee’s role to review the Company’s various financing activities and insurance coverage and recommend changes in the corporate capitalization structure.
      The Board of Directors held five meetings in 2005. Mr. Payne currently serves as lead outside director of the Board. During 2005, all directors attended at least 75% of the meetings of the Board of Directors and meetings of the committees held in 2005 on which they served during the period. All members of the Board of Directors attended the 2005 Annual Meeting of Shareholders. It is the Board’s policy that all directors attend the Annual Meeting of Shareholders, unless unusual circumstances prevent such attendance.
Nomination of Directors
      The Corporate Governance Committee (the “Governance Committee”) has responsibility for selecting nominees for the Company’s Board of Directors. All members of the Governance Committee meet the definition of independence set forth by the American Stock Exchange. The Board of Directors has adopted a policy by which the Governance Committee will consider nominees for Board positions, as follows:

•	The Governance Committee will review potential new candidates for Board positions.

•	The Governance Committee will review each candidate’s qualifications in light of the needs of the Board and the Company, considering the current mix of director attributes and other pertinent factors.

•	The minimum qualifications required of any candidate include the highest ethical standards and integrity, and sufficient experience and knowledge commensurate with the Company’s needs.

•	The specific qualities and skills required of any candidate will vary depending on the Company’s specific needs at any point in time.

•	No candidate, including current directors, may stand for reelection after reaching the age of 70.

•	There are no differences in the manner in which the Governance Committee evaluates candidates recommended by shareholders and candidates identified from other sources.

•	To recommend a candidate, shareholders should write to the Board of Directors, c/o Secretary, Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536, via certified mail. Such recommendation should include the candidate’s name and address, a brief biographical description and statement of qualifications of the candidate and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected.

•	To be considered by the Governance Committee for nomination and inclusion in the Company’s proxy statement, the Board must receive shareholder recommendations for director no later than October 15 of the year prior to the relevant Annual Meeting of Shareholders.
      During 2005, and as of the date of this proxy statement, the Governance Committee did not pay any fees to third parties to assist in identifying or evaluating potential candidates. Also, the Governance Committee has not received any shareholder nominees for consideration at the 2006 Annual Meeting of Shareholders.
Communications with the Board of Directors
      If you want to communicate with members of the Board, you should write to the Board of Directors, c/o Secretary, Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536, via certified mail. The Company’s process for determining how and which communications will be relayed to the Board has been approved by all of the independent directors of the Company.

Principles of Corporate Governance
      The Company’s Board of Directors has adopted the following Principles of Corporate Governance:

•	A majority of the Board members are independent directors.

•	All directors are selected on the basis of their ability to contribute to positive corporate governance through their values, knowledge and skills.

•	The Board of Directors has established a committee of independent directors who are responsible for nominating directors and assuring compliance with these corporate governance principles (the Corporate Governance Committee).

•	The Board of Directors has established the Audit and Compliance Committee, which is composed entirely of independent directors who are responsible for overseeing the audit functions and financial reporting compliance of the Company. Members of the Audit and Compliance Committee have the skills, experience and financial expertise to fulfill this function.

•	The Board of Directors and committees have authority to directly hire outside consultants as needed to properly fulfill their responsibilities.

•	The independent members of the Board of Directors hold regular executive sessions without the presence of management or non-independent directors.

•	The Board of Directors has designated an independent director as the “lead outside director” to chair executive sessions and, when necessary, represent the independent directors.

•	The Board of Directors has reviewed and approved the Company’s Code of Business Conduct.

•	The Board of Directors has created an environment to promote effective corporate governance and to represent the interests of the shareholders in all matters.
STOCK OWNERSHIP OF BENEFICIAL OWNERS HOLDING MORE THAN FIVE PERCENT
Amount and Nature of Beneficial Ownership of
Common Stock

	Aggregate Number of Shares and Percent of
Name	Common Stock Beneficially Owned

Fidelity Management & Research Company	352,400	(1)
82 Devonshire Street	5.2%
Boston, MA 02109
Heartland Advisors, Inc.	534,600	(2)
789 North Water Street	7.8%
Milwaukee, WI 53202
JOW Corp.	400,000	(3)
4545 West Brown Deer Road	5.8%
Milwaukee, WI 53223
Marshall & Ilsley Corporation	570,221	(4)
1000 North Water Street	8.3%
Milwaukee, WI 53202
T. Rowe Price Associates, Inc.	405,000	(5)
100 East Pratt Street	5.9%
Baltimore, MD 21203

(1)	Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 343,900 shares of the Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

Edward C. Johnson 3d and FMR Corp., through their control of Fidelity, and the funds have sole power to dispose of the 343,900 shares owned by the funds.

Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.

Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 8,500 shares of Common Stock, as a result of its serving as investment manager of the institutional account(s).

Edward C. Johnson 3d and FMR Corp., through their control of Fidelity Management Trust Company, have sole dispositive power over 8,500 shares and sole power to vote or to direct the voting of 8,500 shares of the Common Stock owned by the institutional account(s).

(2)	These shares may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 by (1) Heartland Advisors, Inc. by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and (2) William J. Nasgovitz, as a result of his ownership interest in Heartland Advisors, Inc. Heartland Advisors, Inc. and Mr. Nasgovitz each specifically disclaim beneficial ownership of any shares reported on the Schedule 13G filed by Heartland Advisors, Inc.

(3)	James O. Wright, Jr., president of JOW Corp., is a former director of the Company and the son of James O. Wright, director emeritus of Badger Meter, Inc.

(4)	Consists of sole voting power over 558,021 shares and sole investment power over 558,021 shares and shared voting power over 12,200 shares and shared investment power over 12,200 shares. These securities are held through its subsidiaries, Marshall & Ilsley Trust Company N.A. and M&I Investment Management Corp., as fiduciaries for certain employee benefit plans, trusts and/or customer accounts. The number of shares shown includes shares held in an employee benefit plan, where the Marshall & Ilsley Trust Company N.A., as custodian, may be viewed as having voting or dispositive authority in certain situations pursuant to Department of Labor regulations or interpretations of federal case law. Pursuant to SEC Rule 13d-4, inclusion of such shares in the Schedule 13G filed by Marshall & Ilsley Corporation, the parent holding company of Marshall& Ilsley Trust Company N.A., shall not be construed as an admission that the reporting person or its subsidiaries are, for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, the beneficial owners of such securities.

(5)	Consists of sole voting power over 62,800 shares and sole investment power over 405,000 shares. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser, including T. Rowe Price Small-Cap Value Fund, Inc. (“Price Fund”) with power to direct investments and/or sole power to vote the securities. Price Fund has sole voting power over 342,200 shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities. However, Price Associates expressly disclaims that it is the beneficial owner of such securities.

STOCK OWNERSHIP OF MANAGEMENT
      The following table sets forth, as of February 28, 2006, the number of shares of Common Stock beneficially owned and the number of exercisable options outstanding by (i) each director of the Company, (ii) each of the executive officers named in the Summary Compensation Table set forth below, and (iii) all directors and executive officers of the Company as a group. Securities and Exchange Commission rules define “beneficial owner” of a security to include any person who has or shares voting power or investment power with respect to such security.
      Compliance with these rules results in overlapping beneficial ownership of shares. Therefore, certain shares set forth in the table below are reported as being beneficially owned by more than one person.
Amount and Nature of Beneficial Ownership of
Common Stock

	Aggregate
	Number of Shares
	and Percent of
	Common Stock
	Beneficially
	Owned(1)

Ronald H. Dix	181,347	(2)(3)
	2.6%
Thomas J. Fischer	23,000
	*
Kenneth P. Manning	27,600
	*
Richard A. Meeusen	191,110	(2)(4)
	2.7%
Ulice Payne, Jr.	22,600
	*
Andrew J. Policano	17,700
	*
Steven J. Smith	24,000
	*
John J. Stollenwerk	37,514	(5)
	*
Horst E. Gras	24,860	(6)
	*
Richard E. Johnson	141,544	(2)(7)
	2.0%
Daniel D. Zandron	52,985	(8)
	*
All Directors and Executive Officers as a Group (15 persons, including those named above)	595,959
	8.4%

*	Less than one percent

(1)	Unless otherwise indicated, the beneficial owner has sole investment and voting power over the reported shares, which include shares from stock options currently exercisable or exercisable within 60 days of February 28, 2006.

(2)	The Badger Meter Officers’ Voting Trust (“Officers’ Trust”), of which Ronald H. Dix, Richard E. Johnson and Richard A. Meeusen are trustees, holds 95,478 shares of Common Stock. The address of the trustees is 4545 West Brown Deer Road, Milwaukee, WI 53223. The trustees of the Officers’ Trust have the right to vote all shares of Common Stock held therein. The Officers’ Trust continues until December 18, 2022, and thereafter for additional 30-year renewal periods unless earlier terminated by a vote of beneficiaries holding 75% or more of the votes in the Officers’ Trust or by applicable law.

The Officers’ Trust had a $906,287 loan balance at February 28, 2006, that was used to assist executive officers in financing the purchase of Common Stock prior to July 2002. Loans to the Officers’ Trust are guaranteed by the Company and the Common Stock purchased by the executive officers using this credit facility is pledged to the Officers’ Trust to secure the loans. In compliance with the Sarbanes-Oxley Act of 2002, no loans have been made to executive officers since July 2002. Each depositor to the Trust must have sufficient shares deposited to adequately collateralize the individual officer’s loan balance. The Officers’ Trust holds shares with a value more than sufficient to cover the full credit line. Certain executive officers, including the named executive officers, have purchased Common Stock using this loan program.

Messrs. Dix, Johnson and Meeusen all share voting power in all of the shares deposited in the Officers’ Trust. Beneficiaries of the Officers’ Trust have sole investment power over only those shares individually deposited in the Officers’ Trust.

(3)	Ronald H. Dix has sole investment power over 8,000 shares he holds directly, 45,300 shares he owns with his spouse, 21,000 shares of Common Stock in the Officers’ Trust, 6,519 shares in the Company’s Employee Savings and Stock Ownership Plan, 25,300 shares subject to stock options which are currently exercisable or exercisable with 60 days of February 28, 2006, and 750 shares of restricted stock. In addition, Mr. Dix shares voting power with Messrs. Meeusen and Johnson over all 95,478 shares held in the Officers’ Trust.

(4)	Richard A. Meeusen has sole investment power over 53,532 shares he holds directly, 1,600 shares in the Company’s Employee Savings and Stock Ownership Plan, 39,400 shares subject to stock options which are currently exercisable or exercisable with 60 days of February 28, 2006, and 1,100 shares of restricted stock. In addition, Mr. Meeusen shares voting power with Messrs. Dix and Johnson over all 95,478 shares held in the Officers’ Trust.

(5)	Does not include deferred director fee holdings of 8,283 phantom stock units held by Mr. Stollenwerk under the Badger Meter Deferred Compensation Plan for Directors. The value of the phantom stock units is based upon and fluctuates with the market value of the Common Stock. When a participant chooses to exit the plan, all compensation accrued is paid out only in cash.

(6)	Horst E. Gras has sole investment power over 5,900 shares he holds directly, 15,860 shares of Common Stock in the Officers’ Trust, 2,500 shares subject to stock options which are currently exercisable or exercisable with 60 days of February 28, 2006, and 600 shares of restricted stock. Mr. Gras is not a participant in the Employee Savings and Stock Ownership Plan.

(7)	Richard E. Johnson has sole investment power over 14,000 shares he holds directly in an IRA, 14,596 shares he owns with his spouse, 16,000 shares in the Officers’ Trust, 720 shares in the Company’s Employee Savings and Stock Ownership Plan, 16,000 shares subject to stock options which are currently exercisable or exercisable with 60 days of February 28, 2006, and 750 shares of restricted stock. In addition, Mr. Johnson shares voting power with Messrs. Dix and Meeusen over all 95,478 shares held in the Officers’ Trust.

(8)	Daniel D. Zandron has sole investment power over 24,536 shares he holds directly, 7,000 shares of Common Stock in the Officers’ Trust, 4,849 shares in the Company’s Employee Savings and Stock Ownership Plan, 16,000 shares subject to stock options which are currently exercisable or exercisable with 60 days of February 28, 2006, and 600 shares of restricted stock.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth certain information regarding compensation earned during each of the Company’s last three fiscal years by the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers, based on salary (defined as base salary plus imputed interest on loans issued prior to July 2002) and bonus earned during fiscal 2005.

				Long-Term Compensation Awards

						Securities
					Securities	Underlying	All Other
				Earnings Under	Underlying	Restricted	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	LTIP ($)(1)	Options (#)	Stock (#)(5)	($)(2)(3)

Richard A. Meeusen	2005	355,668	220,028	28,917	3,300	1,100	3,500
Chairman, President	2004	322,839	200,025	28,917	0	—	3,250
and CEO	2003	306,877	163,895	28,917	23,400	—	3,000
Ronald H. Dix	2005	226,936	127,050	28,067	2,250	750	3,500
Sr. Vice President —	2004	214,814	121,275	28,067	0	—	3,250
Administration	2003	204,883	99,330	28,067	17,000	—	3,000
Horst E. Gras(4)	2005	256,153	84,256	33,961	1,800	600	0
Vice President —	2004	250,501	91,213	33,961	0	—	0
International Operations	2003	218,675	80,251	30,139	13,600	—	0
Richard E. Johnson
Sr. Vice President —	2005	226,103	127,050	34,628	2,250	750	3,500
Finance, Chief Financial	2004	203,980	115,500	34,628	0	—	3,250
Officer and Treasurer	2003	183,633	89,397	34,628	17,000	—	3,000
Daniel D. Zandron	2005	192,645	99,750	21,900	1,800	600	3,500
Vice President —	2004	183,740	95,550	21,900	0	—	3,250
Business Development	2003	175,853	78,561	21,900	0	—	3,000

(1)	Each of the executive officers named in the table is a designated participant under the Company’s Long-Term Incentive Plan. The LTIP provides annual cash bonuses to the named executive officers and certain other members of the management group with respect to a four-year performance period that ended in 2005. The awards were based upon annual attainment of earnings objectives for each year, as established by the Board of Directors.

(2)	Amounts shown represent Company contributions to the Badger Meter, Inc. Employee Savings and Stock Ownership Plan (“ESSOP”).

(3)	Certain personal benefits (including social club dues, automobile and legal and accounting services) were provided through the Company to the executive officers named in the table above. The aggregate amount of such benefits for each of the executive officers named in the table did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer.

(4)	Mr. Gras, who is based in Germany, is paid primarily in euros. The amounts shown reflect the U.S. dollar equivalent of that currency as of the dates paid. Year-to-year comparisons are affected by changes in the exchange rate. Mr. Gras’s base salaries paid in euros were 203,665 for 2005, 198,088 for 2004 and 190,439 for 2003.

(5)	Cash dividends on restricted stock are deferred until the shares have vested at which time the dividends will be paid to the employee.
Key Executive Employment and Severance Agreements
      The Company has entered into Key Executive Employment and Severance Agreements (“KEESAs”) with certain key executive officers, including certain of the above-named executive officers, whose expertise has been critical to the Company’s success, to remain with the Company in the event of any merger or transition period. The KEESA agreements provide for payment of severance to executive officers whose employment is terminated under certain circumstances, such as other than for cause, death or disability, in anticipation of or following a change in control or by the officer for good reason following such a change, within two years of a change in control.
      There are two forms of the KEESA. The KEESA for the Chairman, President and Chief Executive Officer provides for payment of three years of salary and annual incentive compensation, as well as the actuarial equivalent of the additional retirement benefits the executive officer would have earned if he had remained employed for three more years, continued medical, dental, and life insurance coverage for three years, outplacement services, and financial planning counseling. The KEESA for the remainder of the covered executive officers provides for payment of two years’ salary and annual incentive compensation, along with two years of the other benefits set forth above.
Option Grants in 2005
      The following table sets forth certain information concerning options to purchase Common Stock granted in 2005 to the individuals named in the Summary Compensation Table.

		Securities	% of Total
		Underlying	Options			Current
		Options	Granted to	Exercise or		Present Value
	Type of	Granted	Employees in	Base	Expiration	At Date of
Name	Option	(#)(1)	Fiscal Year	Price($/Sh)	Date	Grant ($)(2)

Richard A. Meeusen	NQ	3,300	14.6	36.65	5/9/15	38,016
Ronald H. Dix	NQ	2,250	10.0	36.65	5/9/15	25,920
Horst E. Gras	NQ	1,800	8.0	36.65	5/9/15	20,736
Richard E. Johnson	NQ	2,250	10.0	36.65	5/9/15	25,920
Daniel D. Zandron	NQ	1,800	8.0	36.65	5/9/15	20,736

(1)	“NQ” options are non-qualified stock options for purposes of the Internal Revenue Code of 1986, as amended. The option base price is the fair market value of the stock at the time of the grant. Options become fully exercisable five years after date of grant or upon a defined change of control. Termination of employment for any reason other than death, disability or retirement will result in the cancellation of the unexercisable options. The option term is ten years.

(2)	The current present value at date of grant was computed under the Black-Scholes option pricing model using the following assumptions: risk-free interest rate of 3.9%; dividend yield of 1.42%; expected market price volatility factor of 30.1%; and a weighted average expected life of 6.1 years.
Aggregated Option Exercises in 2005 and Year-End Option Values
      The following table sets forth certain information concerning the exercise in 2005 of options to purchase Common Stock by the individuals named in the Summary Compensation Table and the unexercised options to purchase Common Stock held by such individuals at December 31, 2005.

			Securities Underlying	Value of Unexercised
	Shares		Unexercised Options at	In-the-Money Options at
	Acquired on	Value Realized	FY-End (#)	FY-End ($)
Name	Exercise (#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Richard A. Meeusen	1,904	33,587	37,304/30,300	931,574/709,467
Ronald H. Dix	7,648	183,917	26,248/21,250	634,230/496,912
Horst E. Gras	11,250	316,385	3,750/15,400	71,681/357,946
Richard E. Johnson	4,700	100,110	18,900/21,250	486,735/496,912
Daniel D. Zandron	10,442	277,855	15,442/17,400	396,732/407,926

Equity Compensation Plan Information as of December 31, 2005

			Securities
			Remaining Available
	Securities to be	Weighted-Average	for Future Issuance
	Issued upon	Exercise Price of	under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding
	Options, Warrants	Warrants and	Securities Reflected
Plan Category	and Rights (#)	Rights($)	in Column 1)(#)

Equity compensation plans approved by security holders...
STOCK OPTION PLANS:
1989 Plan	1,000	9.19	0
1993 Plan	2,600	18.77	0
1995 Plan	67,340	14.88	0
1997 Plan	163,618	15.39	2,188
1999 Plan	294,520	14.51	10,480
2003 Plan	115,800	14.00	274,600
2002 DIRECTOR STOCK
GRANT PLAN:	N/A	N/A	5,000
2005 RESTRICTED STOCK PLAN:	15,500	N/A	34,500
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	660,378	14.69	326,768
Pension Plan Table
      The Company maintains a defined benefit pension plan (the “Pension Plan”) covering all domestic salaried employees including certain of the above-named executive officers. Effective January 1, 1997, the Pension Plan was modified to become a “cash balance” plan. Under this approach, a participant has an account balance which is credited each year with dollar amounts equal to 5% of compensation, plus 2% of compensation in excess of the Social Security wage base. Interest is credited to the account balance each year at a rate of interest based upon 30-year U.S. Treasury securities. A starting balance was established for each participant based upon December 31, 1996 accrued benefits under the prior Pension Plan formula.
      Additional annual dollar amounts are credited to the accounts of participants with Pension Plan participation prior to January 1, 1997 based on their service on January 1, 1997. These additional annual credits are 3% for those with less than 11 years; 4% for those with 11 to 20 years; and 5% for those with 21 or more years. The additional credits will apply for years after 1996 for each year of continued employment but limited to the lesser of 15 years or the number of the participant’s years of credited service as of December 31, 1996. At retirement, a participant may elect a cash payment of the account balance or a life annuity of equivalent value.
      Mr. Meeusen, Mr. Johnson, and Mr. Zandron are eligible for benefits under the cash balance plan, but are not eligible for benefits under the prior plan’s final average pay formula. The estimated total annual benefits payable to those executives under the cash balance plan at age 65 are $99,215 for Mr. Meeusen, $44,898 for Mr. Johnson, and $60,643 for Mr. Zandron. These projected benefits were determined assuming no future increases in pay and interest credited to the cash balance account at a rate of 5%.
      Mr. Dix, because of his age and service, is expected to obtain retirement benefits according to the prior plan’s final average pay formula, which has been retained under the modified Pension Plan as a minimum benefit for employees who had attained age 50 and completed 10 or more years of service as of December 31, 1996.

      Under the prior formula, the monthly pension at normal retirement (age 65) for all executive officers is equal to the sum of nine-tenths percent (0.9%) of the participant’s average monthly compensation (based on the highest 60 months of the last 120 months compensation) multiplied by the participant’s years of service, not to exceed 30; and six-tenths percent (0.6%) of the participant’s average monthly compensation in excess of covered compensation, multiplied by the participant’s years of service, not to exceed 30. IRS regulations limit the amount of compensation to be considered in benefit calculations to $210,000 in 2005, and varying amounts for prior years. Participants whose compensation is in excess of the IRS limits also participate in a non-qualified unfunded supplemental retirement plan. Benefits from this plan are calculated to provide the participant the same pension benefits as if there was no compensation limit.
      Based on the assumption that retirement occurs at age 65, the following table shows the approximate annual retirement benefit payable from either the funded or unfunded plan to salaried employees retiring in 2005, based on the benefit formula described above.

	Years of Service
Average Annual
Compensation ($)	10	15	20	25	30	35

250,000	34,578	51,867	69,156	86,446	103,735	103,735
300,000	42,078	63,117	84,156	105,196	126,235	126,235
350,000	49,578	74,367	99,156	123,946	148,735	148,735
400,000	57,078	85,617	114,156	142,696	171,235	171,235
450,000	64,578	96,867	129,156	161,446	193,735	193,735
500,000	72,078	108,117	144,156	180,196	216,235	216,235
550,000	79,578	119,367	159,156	198,946	238,735	238,735
      Compensation covered by the Defined Benefit Plan is a participant’s salary and bonus, as shown in the Summary Compensation Table, whether or not such compensation has been deferred at the participant’s election.
      The above table does not reflect limitations imposed by the Internal Revenue Code of 1986 (the “Code”), as amended, on pensions paid under federal income tax qualified plans. However, an executive officer covered by the Company’s unfunded program will receive the full pension to which he would be entitled in the absence of such limitations.
      There are 24 years of credited service under the Pension Plan for Mr. Dix. The current remuneration for this individual for purposes of the Pension Plan is set forth in the Summary Compensation Table.
      In 1990, Mr. Dix agreed to the cancellation of substantially all of his post-retirement group term life insurance in exchange for an unfunded supplemental retirement plan. This plan provides for the payment of 20% of his final monthly salary for 120 months after retirement. Assuming no increase in salary before retirement, Mr. Dix would be paid an additional annual pension of $48,000.
      In 2005, the Company established an unfunded, non-qualified supplemental retirement plan known as the “Badger Meter Executive Supplemental Plan for Key Employees,” and the current participants are Messrs. Meeusen and Johnson. Under the terms of the Plan, and solely for the purpose of measuring the total amount due the participants, the Company will credit to an account for each participant, on the last day of each month, an amount equal to 7.5% of the participant’s base compensation for that month. Interest shall be credited to amounts in the account at a rate equal to the prime rate of interest as of the first business day of each calendar year. Upon retirement, the accumulated balance in a participant’s account can be withdrawn in a lump sum or over a 10-year period, with interest continuing to accrue. Assuming no change in salary or interest rates before a retirement age of 65, Messrs. Meeusen and Johnson would be paid an additional annual pension averaging $112,000 and $66,000, respectively, for the 10-year period after retirement.
      Mr. Gras, a German resident and citizen, is not covered by the defined benefit pension plan. The Company, through its European subsidiary, provides Mr. Gras with an insurance policy that provides benefits similar to those of the other named executives covered by the cash balance plan.

Corporate Governance Committee Report on Executive Compensation
      In addition to its responsibilities relating to corporate governance, the Corporate Governance Committee administers the Company’s executive compensation program. The Governance Committee is composed of four nonemployee directors. Following the Governance Committee’s review and approval, all matters related to its activities are reported to the full Board of Directors for approval.
      The compensation policies that are used as a general guideline by the Governance Committee as it carries out its duties are as follows:

•	The design of executive pay programs should attract and retain qualified executive officers, motivate and reward performance;

•	Achievement of annual incentive compensation levels requires attainment of performance goals as approved by the Governance Committee;

•	Long-term incentive programs must focus on the enhancement of shareholder value through the use of stock options, restricted stock and long-term cash incentives; and

•	The Governance Committee uses its judgment to achieve a fair and competitive compensation structure, utilizing both short-term and long-term plans, with fixed and variable components.
      In making its decisions, the Governance Committee reviews:

•	Competitive compensation data for organizations of similar size and similar business activity, considering both base salary and bonus data separately, on a combined basis and total cash and noncash compensation;

•	Financial performance for the Company as a whole and for various product lines, relative to prior year, the budget and other meaningful financial data; and

•	Personal performance, including objectives approved by the Governance Committee and on a discretionary basis, where appropriate.
      The compensation program for the executive officers of the Company involves base salaries, short-term annual cash incentive bonuses and a long-term program using stock options, restricted stock and cash incentives.
      Base Salaries. Salary rates are established for each officer by the Governance Committee, using data supplied by an independent consulting firm on organizations of similar size and similar business activity. The compensation survey incorporates privately-held as well as publicly-held companies of similar size, and has a broader definition of similar business activity, thereby providing the best basis for evaluating compensation relative to the companies that compete with the Company for executives. The data includes salaries, total cash compensation and, total compensation. In establishing the compensation of each officer, including the President and Chief Executive Officer, the Governance Committee is given a five-year history, including base salary, short-term incentive awards, and long-term compensation programs. This process has been consistently used by the Governance Committee for the past 15 years. The Company’s policy is to pay executives at market, with appropriate adjustments for performance and levels of responsibility.
      Base salary increases approved for 2006 by the Governance Committee ranged from 2.0 to 7.9 percent, with the President and Chief Executive Officer’s compensation increasing 5.0 percent, after evaluation of the factors set forth above relative to each individual’s circumstances and performance.
      Short-Term Incentive Plan. Under the 2005 short-term incentive plan, the target bonus payable is 66 percent of base salary for the President and Chief Executive Officer and 55-60.5 percent for the other named executive officers. Two factors are used for the short-term incentive plan — financial and predetermined performance objectives. The financial factor is based on the attainment of a certain level of earnings before interest and taxes for the Company, approved at the beginning of each year by the Governance Committee. The target bonus can be adjusted up or down 10 percent depending on an individual’s performance. For 2005, bonuses were paid to the executive officers upon achievement of goals.

      Long-Term Incentive Plans/ Stock Option Plans. A long-term compensation program, which includes the Company’s Stock Option Plans, presents an opportunity for the officers to gain or increase their equity interests in the Company. All of the stock options were granted at the market price on the date of grant and are based on a factor of compensation.
      The Company’s Long-Term Incentive Plan provides annual cash bonuses to the members of the management group with respect to a four-year performance period. The awards are based upon annual attainment of earnings objectives for each year, as established by the Board of Directors. The plan in effect for 2005 was put in place for 2002-2005.
      Section 162(m) Limitations. It is anticipated that all 2005 compensation to executive officers will be fully deductible under Section 162(m) of the Code and therefore the Governance Committee determined that a policy with respect to qualifying compensation paid to certain executive officers for deductibility is not necessary.
      The foregoing report has been approved by all members of the Governance Committee.

Corporate Governance Committee
Kenneth P. Manning, Chairman
Ulice Payne, Jr.
Andrew J. Policano
John J. Stollenwerk
Audit and Compliance Committee Report
      The Audit and Compliance Committee (the “Audit Committee”) is a committee of independent directors whose responsibilities on behalf of the Board of Directors (the “Board”) include the oversight of financial and compliance processes and procedures. Specifically, the Audit Committee oversees the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established. The Audit Committee is required to meet at least quarterly and report to the Board regularly. It met five times in 2005.
      The Audit Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Securities Exchange Act of 1934. It is comprised of the four members of the Board of Directors named below, each of whom is independent as required by the American Stock Exchange and U.S. Securities Exchange Commission rules currently in effect. The Board evaluates the independence of the directors on at least an annual basis. All four members of the Audit Committee have been determined by the Board to be audit committee financial experts as defined by Securities and Exchange Commission rules. The Audit Committee acts under a written charter, available on the Company’s website at www.badgermeter.com.
      Company management (“Management”) has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with Management the Company’s audited financial statements as of and for the year ended December 31, 2005, including discussion regarding the propriety of the application of accounting principles by the Company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also reviewed and discussed the Company’s audited 2005 financial statements with the Company’s independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States.

      Ernst & Young LLP provided the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (regarding independence discussions with audit committees), and the Audit Committee discussed with Ernst and Young LLP the firm’s independence from Management and the Company, including the matters in those written disclosures.
      Prior to the audit, the Audit Committee discussed with Ernst & Young LLP and the Company’s internal auditors the overall scope and plans for their respective audits. Ernst and Young LLP then conducted their independent audit. Following the audit, the Audit Committee met with Ernst &Young LLP, with and without Management present, to discuss the results of their audit examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting, as well as the matters required to be discussed by the Statement on Auditing Standards No. 61 (regarding communication with audit committees), as amended, that were not otherwise covered and other professional standards and regulatory requirements as currently in effect.
      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2005 for filing with the US. Securities and Exchange Commission.
      All members of the Audit Committee have approved the foregoing report.

Audit and Compliance Committee
Thomas J. Fischer, Chairman
Kenneth P. Manning
Ulice Payne, Jr.
Steven J. Smith
CORPORATE GOVERNANCE COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
      The Corporate Governance Committee met twice during 2005. There were no Corporate Governance Committee interlocks.

PERFORMANCE GRAPH
      The following graph compares on a cumulative basis the yearly percentage change since January 1, 2001 in (a) the total shareholder return on the Common Stock with (b) the total return on the American Stock Exchange Corporate Index and (c) the total return of a peer group made up of 11 companies in similar industries and with similar market capitalization as selected by an independent consulting firm. The graph assumes $100 invested on December 31, 2000. It further assumes the reinvestment of dividends. The returns of each component company in the peer group have also been weighted based on such company’s relative market capitalization.
Comparison of Five-Year Cumulative Total Return of Company,
Peer Group and Broad Market

December 31 ($)	2000	2001	2002	2003	2004	2005

Badger Meter	100	101.43	150.16	184.31	296.71	394.74
Peer Group*	100	49.22	44.23	65.78	66.44	69.83
Broad Market**	100	95.39	91.58	124.66	142.75	157.43

*	Peer Group consists of Axcess, Inc., Badger Meter, Inc., Bio/ Rad Labs, Inc., Candela Corporation, Frequency Electronics, Inc., Innovex, Inc., Integral Vision, Inc., K-Tron International, Inc., Keithley Instruments, Inc., Newport Corporation, and Research Frontiers, Inc.

**	Broad Market consists of the AMEX Market Index.

PRINCIPAL ACCOUNTING FIRM FEES
      Ernst & Young LLP, the Company’s independent auditors for many years, has been selected to audit the Company and its subsidiaries for 2006. Representatives of Ernst & Young LLP will be present at the Meeting to respond to appropriate questions and to make a statement if they desire to do so. Fees for professional services provided by the independent registered public accounting firm in each of the last two fiscal years is as follows:

	2005	2004

Audit(1)	$560,100	$509,100
Audit Related(2)	15,000	55,000
Tax	0	0
All Other Fees	0	0

Total Fees	$575,100	$564,100

(1)	Includes annual financial statement audit, review of the Company’s quarterly reports on Form 10-Q and statutory audits required internationally.

(2)	Includes primarily internal control consultations in both years.
      As part of its duties, the Audit and Compliance Committee pre-approves services provided by Ernst & Young LLP. In selecting Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, the Audit Committee has determined that the non-audit services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP. No additional non-audit services will be performed without the Committee’s prior approval.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors to file reports concerning the ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all reports required by Section 16(a) to be filed by the Company on behalf of the Company’s insiders were filed on a timely basis.
OTHER MATTERS
      The Company has filed an Annual Report on Form 10-K with the Securities and Exchange Commission for its fiscal year ended December 31, 2005. The Form 10-K is posted on the Company’s Web site at www.badgermeter.com. The Company will provide a copy of this Form 10-K without exhibits to each person who is a record or beneficial holder of shares of Common Stock on the record date for the Meeting. The Company will provide a copy of the exhibits without charge to each person who is a record or beneficial holder of shares of Common Stock on the record date for the Meeting who submits a written request for it. Requests for copies of the Form 10-K should be addressed to Secretary, Badger Meter, Inc., 4545 West Brown Deer Road, P.O. Box 245036, Milwaukee, Wisconsin 53224-9536; (414) 355-0400.
      Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered, or a single copy to any shareholders sharing the same address to whom multiple copies were delivered. Shareholders may notify the Company of their requests by writing or calling the Secretary, Badger Meter, Inc., 4545 West Brown Deer Road, P.O. Box 245306, Milwaukee, WI, 53224-9536; (414) 355-0400.

      The cost of solicitation of proxies will be borne by the Company. Brokers, nominees and custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.
      The Board of Directors does not intend to present at the Meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented at the Meeting by others. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.
      A shareholder wishing to include a proposal in the proxy statement for the 2007 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must forward the proposal to the Secretary of the Company by November 21, 2006.
      A shareholder who intends to present business, other than a shareholder’s proposal pursuant to Rule 14a-8, at the 2007 Annual Meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s Restated By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Restated By-Laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the second Saturday in the month of April (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Accordingly, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 between January 14, 2007 and February 13, 2007, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2007 Annual Meeting. If the Board of Directors chooses to present such proposal at the 2007 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2007 Annual Meeting may exercise discretionary voting power with respect to such proposal.

William R. A. Bergum
Secretary
March 21, 2006

PROXY
2006 ANNUAL MEETING OF SHAREHOLDERS
BADGER METER, INC.
     The undersigned hereby appoints Richard A. Meeusen, Ronald H. Dix and William R.A. Bergum, or any of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Badger Meter, Inc. to be held on Friday, April 28, 2006, at Badger Meter, Inc., 4545 W. Brown Deer Road, Milwaukee, Wisconsin, at 8:30 a.m., local time, and any adjournments or postponements thereof, to vote the shares of stock which the undersigned is entitled to vote at said Meeting or any adjournment or postponements thereof hereby revoking any other Proxy executed by the undersigned for such Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement.
     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR the election of the nominees listed. This Proxy is being solicited on behalf of the Board of Directors.
COMPLETE AND SIGN BELOW. DETACH AND RETURN USING THE ENVELOPE PROVIDED.
BADGER METER, INC. 2006 ANNUAL MEETING

1.	ELECTION OF DIRECTORS:

	THREE-YEAR TERM:	1 —	Ulice Payne, Jr.	2 —	Andrew J. Policano	3 —	Steven J. Smith

	FOR ALL NOMINEES		WITHHOLD AUTHORITY FOR ALL NOMINEES				FOR ALL EXCEPT

(INSTRUCTION: To withhold authority to vote for a nominee, write the nominee’s name in the space provided below.)
2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Date	, 2006

Please sign exactly as your name appears on your stock certificate as shown directly to the left. Joint owners should each sign personally. A corporation should sign in full corporate name by duly authorized officers. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.